UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549





                             FORM 8-K




                          Current Report



        PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                       EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) February 14, 2002



                     MDU Resources Group, Inc.
      (Exact name of registrant as specified in its charter)



          Delaware                 1-3480                 41-0423660

(State or other jurisdiction of  (Commission           (I.R.S. Employer
incorporation)                    File Number)         Identification No.)







                        Schuchart Building
                      918 East Divide Avenue
                           P.O. Box 5650
                 Bismarck, North Dakota 58506-5650
             (Address of principal executive offices)
                            (Zip Code)

 Registrant's telephone number, including area code (701) 222-7900







Item 4. Changes in Registrant's Certifying Accountant.

     On February 14, 2002, upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors of MDU Resources Group, Inc. (the "Company") approved the dismissal of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors following the 2001 audit. The Company has not selected independent auditors for the 2002 fiscal year, but is currently in the process of reviewing new auditor candidates and expects to make a selection in the near future.

     In connection with the audits for the two most recent fiscal years and through February 20, 2002, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in its report on the financial statements of the Company for such time periods. Also, during those time periods, there have been no "reportable events," as such term is used in Item 304 (a)(1)(v) of Regulation S-K.

     Arthur Andersen's reports on the financial statements of the Company for the last two years neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     We have provided Arthur Andersen a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission"). Arthur Andersen has provided us with a letter, addressed to the Commission, which is filed as Exhibit 16 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

(c)  Exhibits:

     16 Letter from Arthur Andersen LLP to the Securities and
        Exchange Commission, dated February 20, 2002.



                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            MDU RESOURCES GROUP, INC.


Date February 20, 2002      BY  /s/ Warren L. Robinson
                               Warren L. Robinson
                               Executive Vice President, Treasurer
                               and Chief Financial Officer



                           EXHIBIT INDEX


Exhibit Number                Description of Exhibit

     16                       Letter from Arthur Andersen LLP to
                              the Securities and Exchange
                              Commission, dated February 20, 2002.